EXHIBIT 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

EPL INTERMEDIATE, INC.

and

JEFFERIES & COMPANY, INC.

Dated as of March 31, 2004

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 31, 2004, by and between EPL Intermediate, Inc., a Delaware corporation (the “Company”), and Jefferies & Company, Inc. (as “Initial Purchaser”), which has agreed to purchase the Company’s 12½% Senior Discount Notes due 2010 (the “Series A Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated March 26, 2004 (the “Purchase Agreement”), by and between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 9 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated March 31, 2004, between the Company and The Bank of New York, as Trustee, relating to the Series A Notes and the Series B Notes (the “Indenture”).

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Broker-Dealer” shall mean any broker or dealer registered under the Exchange Act.

“Business Day” Any day except a Saturday, Sunday or any other day on which banking institutions in the City of New York, or in the city of the corporate trust office of the Trustee, are authorized or obligated by law or regulation to close.

“Closing Date” shall mean the date hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereof.

“Consummate” shall mean, and an Exchange Offer shall be deemed Consummated for purposes of this Agreement upon, the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

“Consummation Deadline” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Effectiveness Deadline” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Filing Deadline” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Offer” shall mean the exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

“Exchange Offer Registration Statement” shall mean the Registration Statement relating to the Exchange Offer, including the related Prospectus.

“Holders” shall have the meaning set forth in Section 2 hereof.

“indemnified party” shall have the meaning set forth in Section 8(c) hereof.

“indemnifying party” shall have the meaning set forth in Section 8(c) hereof.

“Indenture” shall have the meaning set forth in the preamble hereof.

“Initial Purchaser” shall have the meaning set forth in the preamble hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prospectus” shall mean the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the preamble hereof.

“Recommencement Date” shall have the meaning set forth in Section 6(d) hereof.

“Registration Default” shall have the meaning set forth in Section 5 hereof.

“Registration Statement” shall mean any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Rule 144” shall mean Rule 144 promulgated under the Act.

“Series A Notes” shall have the meaning set forth in the preamble hereof.

“Series B Notes” shall mean the Company’s 12½% Series B Senior Discount Notes due 2010 to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 4 hereof.

“Shelf Effectiveness Deadline” shall have the meaning set forth in Section 4(a) hereof.

“Shelf Filing Deadline” shall have the meaning set forth in Section 4(a) hereof.

“Shelf Registration Statement” shall have the meaning set forth in Section 4(a) hereof.

“Suspension Notice” shall have the meaning set forth in Section 6(d) hereof.

“TIA” shall mean the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

“Transfer Restricted Securities” means each Series A Note until the earliest to occur of (i) the date on which such Series A Note has been exchanged by a Person other than a Broker-Dealer for an exchange note in the Exchange Offer; (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such note is distributed to the public pursuant to Rule 144 under the Act.

SECTION 2. HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permitted by applicable federal law, the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission not later than 90 days after the Closing Date (such 90th day being the “Exchange Filing Deadline”), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to 180 days after the Closing Date (such

180th day being the “Exchange Effectiveness Deadline”), and (iii) commence the Exchange Offer promptly following the declaration of effectiveness of such Exchange Offer Registration Statement and use all commercially reasonable efforts to Consummate the Exchange Offer on or prior to 30 Business Days, or longer, if required by the federal securities laws, after such Exchange Offer Registration Statement has been declared effective (such 30th day being the “Consummation Deadline.”) The Exchange Offer shall be on the appropriate form permitting (x) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (y) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) hereof.

(b) The Company shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement.

(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company agrees to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, as promptly as practicable upon request, and in no event later than two Business Days after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) the Company is not (A) required to file the Exchange Offer Registration Statement; or (B) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any Holder notifies the Company prior to the 20th Business Day following the Consummation Deadline that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; or (B) it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or (C) it is a Broker-Dealer and holds Series A Notes acquired directly from the Company or an Affiliate of the Company, then the Company shall:

(x) use all commercially reasonable efforts, to cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section 4 and (ii) the date on which the Company receives the notice specified in clause (a)(ii) of this Section 4, (such earlier date, the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities; provided, however, that notwithstanding this Section 4(a)(x), the Company shall not be required to file the Shelf Registration Statement prior to the Exchange Offer Filing Deadline; and

(y) shall use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Filing Deadline (such 90th day the “Shelf Effectiveness Deadline”).

If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) hereof, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable law (i.e., clause (a)(ii) of this Section 4), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) of this Section 4(a); provided, that in such event, the Company shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (y) of this Section 4(a).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii)

hereof, the Company shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until (i) such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, and (ii) such Holder furnishes to the Company in writing, promptly after receipt of a request therefore, any other information regarding such Holder and the distribution by such Holder of such Transfer Restricted Securities as may be required to be disclosed in the Registration Statement under applicable securities or Blue Sky laws or pursuant to Commission comments and any information otherwise required by the Company to comply with applicable securities or Blue Sky laws. Each selling Holder shall promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have furnished to the Company all information required by this Section 4(b).

SECTION 5. LIQUIDATED DAMAGES

If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the Exchange Filing Deadline or Shelf Filing Deadline, as applicable, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the Exchange Effectiveness Deadline or Shelf Effectiveness Deadline, as applicable, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement (each such event referred to in clauses (a) through (d) above, a “Registration Default”), then the Company agrees that liquidated damages shall accrue on Transfer Restricted Securities affected thereby at a rate equal to 0.25% per annum on the Accreted Value (as defined in the Indenture) of such Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default. The amount of the liquidated damages shall increase at a rate of 0.25% per annum on the Accreted Value of such Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of liquidated damages of 1.00% per annum of the Accreted Value of such Transfer Restricted Securities; provided, that liquidated damages shall not accrue for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the

Shelf Registration Statement), in the case of clause (a) of this Section 5, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (b) of this Section 5, (iii) upon Consummation of the Exchange Offer, in the case of clause (c) of this Section 5, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (d) of this Section 5, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clauses (a), (b), (c) or (d) of this Section 5, as applicable, shall cease.

All liquidated damages that accrue prior to March 15, 2009 will be added to the Accreted Value of Transfer Restricted Securities. All liquidated damages that accrue from and after March 15, 2009 will be paid in cash by the Company to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on March 15, 2010. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

A Registration Default referred to in this Section 5 shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company, that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, liquidated damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (i) comply with all applicable provisions of Section 6(c) hereof, (ii) use all commercially reasonable efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:

(A) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (1) it is not an Affiliate of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (3) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (x) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(B) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (1) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 6, and (2) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

(i) comply with all the provisions of Section 6(c) hereof and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company shall prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

(i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Sections 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the Initial Purchaser and, with respect to a Shelf Registration Statement, the underwriter(s), if any, and the selling Holders and, if requested by such Persons, confirm such advice in writing (which notice shall not contain any material non-public information, unless such Holder agrees to keep such information confidential), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) furnish to the Initial Purchaser and with respect to a Shelf Registration Statement, a representative designated by the majority in aggregate principal amount of the Holders selling Transfer Restricted Securities and any underwriter(s) participating in any disposition pursuant to a Shelf Registration Statement, in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents shall be subject to the review and comment of such representative and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such representative or underwriter(s) shall reasonably object within five Business Days after such Holders’ receipt thereof. A representative designated by the majority in aggregate principal amount of the Holders selling Transfer Restricted Securities and the underwriter(s) shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Act;

(vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to a representative designated by the majority in aggregate principal amount of the Holders selling Transfer Restricted Securities and any underwriter(s) participating in any disposition pursuant to a Shelf Registration Statement who so requests in connection with such exchange or sale, if any, make the Company’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such representative or such underwriter(s) may reasonably request;

(vii) make available, at reasonable times, for inspection by each Holder, any underwriter(s) participating in any disposition pursuant to a Shelf Registration Statement and any attorney or accountant retained by such Holders or any such underwriter(s), all pertinent financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by a representative designated by the majority in aggregate principal amount of the Holders selling Transfer Restricted Securities; provided, further, that all such information shall be kept confidential by such representative or any such underwriter, attorney, accountant or agent, unless such disclosure is necessary to avoid or correct a misstatement or omission in such Registration Statement, is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

(viii) if requested by the underwriter(s), if any, promptly include in any Shelf Registration Statement or Prospectus used in connection therewith, pursuant to a supplement or post-effective amendment if necessary, such information as such underwriter(s) may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(ix) furnish to each Holder and each underwriter, if any, in connection with such exchange or sale without charge, one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits, including exhibits incorporated therein by reference, if so requested by such Holder;

(x) deliver to each Holder and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) upon the request of any Holder, enter into such customary agreements (including an underwriting agreement in customary form in the event of a Shelf Registration Statement) and make such customary representations and warranties and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall:

(A) upon request, furnish to the Initial Purchaser, any Holder and each underwriter, if any, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

(1) all customary documents and certificates and updates, executed by its officers, that are reasonably requested by the underwriters;

(2) customary opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to the underwriters and the selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently checked or verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of directors, officers and other representatives of the Company and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, has not independently verified, and expresses no views as to, the financial statements, notes or other historical or pro forma financial or accounting data or schedules included in any Registration Statement contemplated by this Agreement or the related Prospectus or omitted therefrom; and;

(3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement; and

(B) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the Initial Purchaser and each underwriter, if any, to evidence compliance with the matters covered in clause (A) of this Section 6(c)(xi) and with any customary conditions contained in any agreement entered into by the Company pursuant to clause (xi) of this Section 6(c);

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, (A) cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and (B) register such Transfer Restricted Securities in such denominations and such names as the selling Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xiv) use all commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) of this Section 6(c);

(xv) issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

(xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD;

(xviii) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

(xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Exchange Act.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) hereof or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it shall either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Sections 3 or 4 herein, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement (the “Transactions”) and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (1) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions or (2) to the extent such disclosure could result in a violation of any federal or state securities laws.

(e) Participation in Underwritten Registration. In the event of an offer and sale of Transfer Restricted Securities pursuant to an underwriting agreement and Registration Statement contemplated by this Agreement, no Holder may participate in such offer and sale unless such Holder (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of the underwriting arrangements.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, as set forth in Section 7(b) hereof, the fees and disbursements of counsel for the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof;

and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Series A Notes in the Exchange Offer and/or selling or reselling Series A Notes or Series B Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

(c) In connection with any Shelf Registration Statement required by this Agreement, each Holder shall pay all underwriting discounts and commissions, and the fees of any counsel retained by or on behalf of the underwriters, and transfer taxes, if any, related to the sale or disposition of a Holder’s Transfer Restricted Securities.

SECTION 8. INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and judgments (including without limitation, any legal fees or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by, arise out of, or are based on, an untrue statement or omission or alleged untrue statement or omission that is furnished in reliance on and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders specifically for inclusion therein; provided, however, that the foregoing indemnity agreement with respect to losses, claims, damages, liabilities and judgments shall not inure to the benefit of any Holder, its directors, officers and each Person, if any, who controls such Holder to the extent, but only to the extent, that any such loss, claim, damage, liability or judgment results from (x) an untrue statement or alleged untrue statement of material fact in the preliminary prospectus or (y) the omission or alleged omission to state in the preliminary prospectus a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the final Prospectus, as then amended or supplemented, within a reasonable amount of time prior to such sale or the written confirmation of such sale in order to permit delivery of the final Prospectus, as then amended or supplemented, to all Persons purchasing Transfer Restricted Securities (such Person, a “Purchaser”) at or prior to the sale or written confirmation of the sale of the Transfer Restricted Securities to such Person; (2) the Purchaser asserting such losses, claims, damages, liabilities or judgments purchased Transfer Restricted Securities and a copy of the final Prospectus, as then amended or supplemented, was not sent or given by or on behalf of such Holder to the Purchaser, and (3) the final Prospectus, as then amended or supplemented, would have cured the defect giving rise to such losses, claims, damages, liabilities or judgments.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto). In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the total amount received by such Holder with respect to its sale of Transfer Restricted Securities giving rise to the indemnification obligation.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c) hereof, but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent, which consent shall not be withheld unreasonably. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand or (ii) if the allocation provided by Section 8(d)(i) hereof is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) hereof but also the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net profits received by such Holder from the sale of the Series A Notes pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. MISCELLANEOUS

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii) if to the Company:

EPL Intermediate, Inc.

c/o El Pollo Loco, Inc.

3333 Michelson Drive, Suite 550

Irvine, California 92612

Attention: General Counsel

Fax: (949) 251-1703

with a copy to:

O’Melveny & Myers LLP

1999 Avenue of the Stars, 7th Floor

Los Angeles, California 90067

Attention: Steven L. Grossman, Esq.

Fax: (310) 246-6779

and a copy to:

American Securities Capital Partners, L.P.

The Chrysler Center

666 Third Avenue, 29th Floor

New York, NY 10017

Attention: Glenn B. Kaufman

Fax: (212) 697-5524

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the day delivered, if timely delivered to an air courier guaranteeing next day delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Initial Purchaser in the form attached hereto as Exhibit A.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect the rights of Holders hereunder.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

EPL INTERMEDIATE, INC.

By: /s/ PAMELA R. MILNER
Name: Pamela R. Milner
Title: Secretary
Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By: /s/ ADAM SOKOLOFF
Name: Adam Sokoloff
Title: Managing Director

S-1

Exhibit A

NOTICE OF FILING OF

A/B EXCHANGE OFFER REGISTRATION STATEMENT

To:	Jefferies & Company, Inc.

    520 Madison Avenue, 12th Floor

    New York, New York 10022

    Attention: Syndicate Department

    Fax:

From:	EPL Intermediate, Inc.

    12 1/2% Senior Discount Notes due 2010

Date:                         , 2004

For your information only (NO ACTION REQUIRED):

Today,                         , 2004, we filed [an A/B Exchange Registration Statement] [a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within      business days of the date hereof.